File Nos. 2-79722 and 811-3578

             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933[   ]

               Pre-Effective Amendment No.             [   ]

               Post-Effective Amendment No.            [   ]

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT
                           OF 1940                     [ X ]


               Amendment No. 28                        [ X ]


                         PRIME CASH FUND
       (Exact Name of Registrant as Specified in Charter)

                 380 Madison Avenue, Suite 2300
                    New York, New York 10017
                    (Address of Principal Executive Offices)

                          (212) 697-6666
                (Registrant's Telephone Number)

                        EDWARD M.W. HINES

                  Hollyer Brady Barrett & Hines LLP

                   551 Fifth Avenue, 27th Floor
                     New York, New York 10176
            (Name and Address of Agent for Service)

It is proposed that this filing will become effective (check appropriate box):

[   ] immediately upon filing pursuant to paragraph (b)
[   ] on (date) pursuant to paragraph (b)
[   ] 60 days after filing pursuant to paragraph (a)(i)
[   ] on (date) pursuant to paragraph (a)(i)
[   ] 75 days after filing pursuant to paragraph (a)(ii)
[   ] on (date) pursuant to paragraph (a)(ii) of Rule 485.
[   ] This post-effective amendment designates a new effec-
       tive date for a previous post-effective amendment.

                                     Part A

                                 PRIME CASH FUND
                               380 Madison Avenue
                                   Suite 2300
                            New York, New York 10017
                           800-437-1020* 212-697-6666




     The investment objectives and policies and general method of operations of the Fund have been those of a "money-market fund" since its inception. Since February 1996, however, the Fund has had only nominal assets, has conducted no operations and has not offered its shares to the public. When it resumes operations, the Fund may chose to invest in other types of securities and if so the fundamental and management policies set forth herein will be changed by appropriate action of the Board of Trustees and shareholders and will be reflected in an appropriate amendment to its registration statement.

     The following material represents the Fund's responses to the applicable items of Form N1-A if it resumes operations as a money-market fund.

THE FUND'S OBJECTIVE, INVESTMENT STRATEGIES AND MAIN RISKS

"What is the Fund's Objective?"

                  The objective of the Fund is to achieve as high a level of current income, stability and liquidity for investors' cash assets as can be obtained from investing in a diversified portfolio of short-term "money-market" securities meeting specific quality standards.

"What are the Fund's investment strategies?"

         The Fund seeks to attain this objective by investing in short-term money-market securities denominated in U.S. dollars that are of high quality and present minimal credit risks.

         Under the current management policies, the Fund invests only in the following types of obligations:


          (1) Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.


          (2) Bank obligations and instruments secured by them. ("Banks" include commercial banks, savings banks and savings and loan associations.)

          (3) Short-term corporate debt known as "commercial paper."

          (4) Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

          (5) Variable amount master demand notes which are repayable on not more than 30 days' notice.

         (6) Repurchase agreements.

         The Fund seeks to maintain a net asset value of $1.00 per share.

         In general, not more than 5% of the Fund's net assets can be invested in the securities of any issuer.

         The dollar weighted average maturity of the Fund will be 90 days or less and the Fund may buy only those instruments that have a remaining maturity of 397 days or less.


         Securities the Fund buys must present minimal credit risks and at the time of purchase be rated in the two highest rating categories for short-term securities by any two of the nationally recognized statistical rating organizations ("NRSROs") or if unrated, they must be determined by the Board of Trustees to be of comparable quality. Some securities may have third-party guarantees to meet these rating requirements.


         The Fund may change any of its management policies without shareholder approval.

"What are the main risks of investing in the Fund?"

         Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.

         Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. Variable amount master demand notes repayable in more than seven days are securities which are not readily marketable, and fall within the Fund's overall 10% limitation on securities which are illiquid. These notes are also subject to credit risk.

         Repurchase agreements involve some risk to the Fund if the other party does not fulfill its obligations under the agreement.

         The value of money-market instruments tends to fall if prevailing interest rates rise.

         Corporate bonds and debentures are subject to interest rate and credit risks.

         Interest rate risk relates to fluctuations in market value arising from changes in interest rates. If interest rates rise, the value of debt securities will normally decline. All fixed-rate debt securities, even the most highly rated, are subject to interest rate risk. Credit risk relates to the ability of the particular issuers of the obligations the Fund owns to make periodic interest payments as scheduled and ultimately repay principal at maturity.

         Investments in foreign banks and foreign branches of United States banks involve certain risks. Foreign banks and foreign branches of domestic banks may not be subject to regulations that meet U.S. standards. Investments in foreign banks and foreign branches of domestic banks may also be subject to other risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, the seizure or nationalization of foreign deposits and the establishment of exchange controls or other restrictions.



                                 FUND MANAGEMENT

Management

         Aquila Investment Management LLC, 380 Madison Avenue, Suite 2300, New York, NY 10017 (the "Administrator"), acts as the Fund's Administrator under the "Administration Agreement." The Administrator is responsible for administrative services, including providing for the maintenance of the headquarters of the Fund, overseeing relationships between the Fund and the service providers to the Fund, either keeping the accounting records of the Fund or, at its expense and responsibility, delegating such duties in whole or in part to a company satisfactory to the Fund, maintaining the Fund's books and records and providing other administrative services.

         Under the Administration Agreement, the Fund would pay the Administrator a fee payable monthly and computed on the net asset value of the Fund as of the close of business each business day at the annual rate of 0.25 of 1% of such net asset value. Since the Fund ceased operations, all such fees have been waived.

Information about the Administrator


         The Fund's Administrator is a wholly-owned subsidiary of Aquila Management Corporation ("AMC"), founder of each fund in the Aquilasm Group of Funds, which consists of tax-free municipal bond funds, money-market funds and an equity fund. As of March 31, 2005, these funds had aggregate assets of approximately $4.1 billion, of which approximately $1.7 billion consisted of assets of the money-market funds. AMC's address is the same as that of the Administrator. AMC, which was founded in 1984, is controlled by Mr. Lacy B. Herrmann, directly, through two trusts and through share ownership by his wife.


                            Net Asset Value per Share

         The Fund's net asset value per share is determined as of 4:00 p.m. New York time on each day that the New York Stock Exchange and the Custodian are open (a "Business Day") by dividing the value of the net assets of the Fund (i.e., the value of the assets less liabilities, exclusive of surplus) by the total number of shares outstanding.

         The net asset value per share will normally remain constant at $1.00 per share except under extraordinary circumstances. The net asset value per share is based on a valuation of the Fund's investments at amortized cost.

         The New York Stock Exchange annually announces the days on which it will not be open. The most recent announcement indicates that it will not be open on the following days: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. However, the Exchange may close on other days as well. In addition, the Custodian is not open on Columbus Day and Veterans Day.

                            How to Invest in the Fund

     The following is for information only; shares are not currently being offered for sale to the public.

                                    Purchases

"How Do I Purchase Shares?"

Opening an Account

         To open a new account, you must send a properly completed application to PFPC Inc., (the "Agent"). The Fund will not honor redemption of shares purchased by wire payment until a properly completed application has been received by the Agent. The minimum initial investment is $1,000. Subsequent investments may be in any amount.

         You can make investments in any of these three ways:

         1. By Mail. You can make payment by check, money order, Federal Reserve Draft or other negotiable bank draft drawn in United States dollars on a United States commercial or savings bank or credit union (each of which is a "Financial Institution") payable to the order of Prime Cash Fund and mailed to:

         PFPC Inc.
         Attn: Aquilasm Group of Funds
         760 Moore Road
         King of Prussia, PA 19406-1212


          2. By Wire. You can wire Federal funds (monies credited to a bank's account with a Federal Reserve Bank) to PNC Bank, NA.

         To insure prompt and proper crediting to your account, if you choose this method of payment, you should first telephone the Agent (800-437-1000 toll free) and then instruct your bank to wire funds as indicated below:

         PNC BANK, NA
         Philadelphia, PA
         ABA # 0310-0005-3

         Account #85-0242-8525

         Your bank's wire instructions should indicate the following:

         FFC: Prime Cash Fund

         In addition, you should supply:

         * Account Name and Number (if an existing account).

         * The name in which the investment is to be registered (if a new account).

         Your bank may impose a charge for wiring funds.

          3. Through Brokers. If you wish, you may invest in the Fund by purchasing shares through registered broker/dealers.

         The Fund imposes no sales or service charge, although broker/dealers may make reasonable charges to their customers for their services. The services to be provided and the fees therefor are established by each broker/dealer acting independently; broker/dealers may establish, as to accounts serviced by them, higher initial or subsequent investment requirements than those required by the Fund. Broker/dealers are responsible for prompt transmission of orders placed through them.

Opening an Account                         Adding to An Account

* Make out a check for                      * Make out a check for
the investment amount                       the investment amount
payable to                                  payable to
Prime Cash Fund.                            Prime Cash Fund.

* Complete the New Account                  * Fill out the pre-printed
Application which is available              stub attached to the
with the Prospectus, indicating             Fund's confirmations
the features you wish to                    or supply the name(s)
authorize.                                  of account owner(s),
                                            the account number and
                                            the name of the Fund.

* Send your check and                       * Send your check and
completed New Account                       completed account information
Application to your dealer                  to your dealer or
or to the Fund's Agent,                     to the Fund's Agent, PFPC
PFPC Inc., or                               Inc., or

* Wire funds as described above.            * Wire funds as described
                                            above.

Be sure to supply the name(s) of account owner(s), the account number, the name of the Fund.


"Can I transfer funds electronically?"

         You can have funds transferred electronically, in amounts of $50 or more from your Financial Institution if it is a member of the Automated Clearing House. You may make investments through two electronic transfer features, "Automatic Investment" and "Telephone Investment."

         * Automatic Investment You can authorize a pre-determined amount to be regularly transferred from your account.

         * Telephone Investment You can make single investments of up to $50,000 to be made by telephone instructions to the Agent.

         Before you can transfer funds electronically, the Fund's Agent must have your completed New Account Application authorizing these features. If you initially decide not to choose these conveniences and then later wish to do so, you must complete a Ready Access Features Form which is available from the Distributor or Agent, or if your account is set up so that your broker or dealer makes these sorts of changes, request your broker or dealer to make them. The Fund may modify or terminate these investment methods or charge a service fee, upon 30 day's written notice to shareholders.

"When are shares issued and dividends declared on them?"

         The Fund issues shares two ways.

         First Method - ordinary investments. You will be paid dividends starting on the day (whether or not a Business Day) after the first Business Day on which your purchase order has been received in proper form and funds have become available for investment. You will be paid a dividend on the day on which your shares are redeemed.

"When will my order become effective under the First Method?"

         The Fund must have payment for your purchase available for investment before 4:00 p.m. New York time on a Business Day for your order to be effective on that Business Day. Your order is effective and you will receive the next determined net asset value per share depending on the method of payment you choose, as follows.

Payment Method    When will an order        When will an order
                  received before           received after
                  4:00 p.m. on a            4:00 p.m. on a
                  Business Day              Business Day
                  be deemed                 be deemed
                  effective?                effective?

By wire in
Federal funds or
Federal Reserve
Draft             That day                  Next Business Day

By wire not
in Federal funds  4:00 p.m. on the          4:00 p.m. on the
                  Business Day              Business Day
                  converted to              converted to
                  Federal funds             Federal funds
                  (normally the             (normally the
                  next Business             next Business
                  Day)                      Day)

By Check         4:00 p.m. on the           4:00 p.m. on the
                 Business Day               Business Day
                 converted to               converted to
                 Federal funds              Federal funds
                 (normally                  (normally
                 two Business               two Business
                 Days for checks            Days for checks
                 on banks in the            on banks in the
                 Federal Reserve            Federal Reserve
                 System, longer             System, longer
                 for other banks)           for other banks)

Automatic
Investment       The day you specify;
                 if it is not a
                 Business Day, on the
                 next Business Day

Telephone
Investment       That day                  Next Business Day

         All checks are accepted subject to collection at full face value in United States funds and must be drawn in United States dollars on a United States bank; if not, shares will not be issued. (The Agent will convert wires and checks to Federal funds as your agent.)

         Second Method- For broker/dealers or banks which have requested that this method be used, to which request the Fund has consented. You will be paid dividends starting on the day on which your purchase order has been received in proper form and funds have become available for investment. You will not be paid a dividend on the day on which your shares are redeemed.

"When will my order be effective under the Second Method?"

         Your purchase order is effective and your funds are deemed available for investment on that day, if

           (i) you advise the Agent before 1:00 p.m. New York time on a Business Day of a dollar amount to be invested;and

           (ii) Your payment in Federal funds is received by wire on that day.

         The second investment method is available to prospective investors in shares of the Fund who wish to use it so that the dividends on their shares will commence to be declared on the day the purchase order is effective. Upon written or phone request the Fund will advise you as to the broker/dealers or banks through which such purchases may be made.

         The Agent will maintain records as to which of your shares were purchased under each of the two investment methods set forth above. If you make a redemption request and have purchased shares under both methods, the Agent will, unless you request otherwise, redeem those shares first purchased, regardless of the method under which they were purchased.

         Under each method, shares are issued at the net asset value per share next determined after the purchase order is received in proper form. Under each method, the Application must be properly completed and have been received in proper form by the Agent; the Fund or the Distributor may also reject any purchase order. Under each method, Federal funds (see above) must either be available to the Fund or the payment thereof must be guaranteed to the Fund so that the Fund can be as fully invested as practicable.


                            Redeeming Your Investment

         You may redeem some or all of your shares by a request to the Agent. Shares will be redeemed at the next net asset value determined after your request has been received in proper form.

         There is no minimum period for investment in the Fund, except for shares recently purchased by check or by Automatic or Telephone Investment as discussed below.

         A redemption may result in a tax liability for you.

How to Redeem Your Investment


By mail, send instructions to:

PFPC Inc.
Attn: Aquilasm Group of Funds
760 Moore Road
King of Prussia, PA 19406-1212

By telephone, call:

800-437-1000

By FAX, send instructions to: 610-312-5463

For liquidity and convenience, the Fund offers expedited redemption.

         Expedited Redemption Methods
         (Non-Certificate Shares Only)

         You may request expedited redemption for any shares not issued in certificate form in two ways:

     1. By Telephone. The Agent will take instructions from anyone by telephone to redeem shares and make payments:

                  a) to a Financial Institution account you have previously
                    specified; or

                  b) by check in the amount of $50,000 or less, mailed to the same name and address (which has been unchanged for the past 30 days) as the account from which you are redeeming. You may only redeem by check via telephone request once in any 7-day period.

                  Telephoning the Agent

                  Whenever you telephone the Agent, please be prepared to
                   supply:

                  * account name(s) and number

                  * name of the caller

                  * the social security number registered to the account

                  * personal identification



         Note: Check the accuracy of your confirmation statements immediately upon receipt. The Fund, the Agent and the Distributor are not responsible for losses resulting from unauthorized telephone transactions if the Agent follows reasonable procedures designed to verify a caller's identity. The Agent may record calls.


         2. By FAX or Mail. You may request redemption payments to a predesignated Financial Institution account by a letter of instruction sent to the Agent, PFPC Inc., by FAX at 610-312-5463 or by mail to 760 Moore Road, King of Prussia, PA 19406-1212. The letter, signed by the registered shareholder(s) (no signature guarantee is required), must indicate:

                  * account name(s)

                  * account number

                  * amount to be redeemed

                  * any payment directions

         To have redemption proceeds sent directly to a Financial Institution Account, you must complete the Expedited Redemption section of the New Account Application or a Ready Access Features Form. You will be required to provide (1) details about your Financial Institution account, (2) signature guarantees and
(3) possible additional documentation.

         The name(s) of the shareholder(s) on the Financial Institution account must be identical to the name(s) on the Fund's records of your account.

         You may change your designated Financial Institution account at any time by completing and returning a revised Ready Access Features Form.

         3. By Check. The Agent will, upon request, provide you with forms of drafts ("checks") drawn on PNC Bank, NA (the "Bank"). This feature is not available if your shares are represented by certificates. These checks represent a further alternative redemption means and you may make them payable to the order of anyone in any amount of not less than $100. You will be subject to the Bank's rules and regulations governing its checking accounts. If the account is registered in more than one name, each check must be signed by each account holder exactly as the names appear on the account registration, unless expressly stated otherwise on your New Account Application.

         There is no charge for the maintenance of this special check writing privilege or for the clearance of any checks.

         When such a check is presented to the Bank for payment, a sufficient number of full and fractional shares in your account will be redeemed to cover the amount of the check. This check writing redemption procedure enables you to continue receiving dividends on those shares equaling the amount being redeemed by check until such time as the check is actually presented to the Bank for payment.

         Because these checks are paid by redemption of shares in your account, you should be certain that adequate shares are in the account to cover the amount of the check. If insufficient redeemable shares are in the account, the redemption check will be returned marked "insufficient funds." The fact that redemption checks are drafts may also permit a bank in which they are deposited to delay crediting the account in question until that bank has received payment funds for the redemption check. Note: You cannot use checks to redeem shares represented by certificates. If you purchase shares by check, you cannot use checks to redeem them until 15 days after your purchase.

         You may not present checks directly to any branch of the Bank. This does not affect checks used for the payment of bills or cashed at other banks. You may not use checks to redeem the entire balance of your account, since the number of shares in your account changes daily through dividend payments, which are automatically reinvested in full and fractional shares. Only expedited redemption to a predesignated bank account or the regular redemption method (see below) may be used when closing your account.

         Multiple Redemption Services. You are not limited in choice of redemption methods but may utilize all available forms. However, when both redemption to a predesignated Financial Institution account and check writing are desired, you must so elect on your New Account Application, or by proper completion of a Ready Access Features Form.

         Regular Redemption Method
         (Certificate and Non-Certificate Shares)

         Certificate Shares. Mail to the Fund's Agent: (1) blank (unsigned) certificates for the shares to be redeemed, (2) redemption instructions and (3) a stock assignment form.

         To be in "proper form," items (2) and (3) above must be signed by the registered shareholder(s) exactly as the account is registered. For a joint account, both shareholder signatures are necessary.

         For your protection, mail certificates separately from signed redemption instructions. We recommend that certificates be sent by registered mail, return receipt requested.

         We may require additional documentation for certain types of shareholders such as corporations, partnerships, trustees or executors, or if redemption is requested by someone other than the shareholder of record.

         Signature Guarantees. If sufficient documentation is on file, we do not require a signature guarantee for redemptions of certificate or non-certificate shares up to $50,000, payable to the record holder, and sent to the address of record, except as noted above. In all other cases, signatures must be guaranteed.

         Your signature may be guaranteed by any:

                  * member of a national securities exchange

                  * U.S. bank or trust company

                  * state-chartered savings bank

                  * federally chartered savings and loan association

                  * foreign bank having a U.S. correspondent bank; or

                  * participant in the Securities Transfer Association Medallion
                    Program ("STAMP"), the Stock Exchanges Medallion Program ("SEMP") or the New York Stock Exchange, Inc. Medallion Signature Program ("MSP")

         A notary public is not an acceptable signature guarantor.

         Non-Certificate Shares. You must use the Regular Redemption Method if you have not chosen Expedited Redemption to a predesignated Financial Institution account. To redeem by this method, send a letter of instruction to the Fund's Agent, which includes:

                  * Account name(s)

                  * Account number

                  * Dollar amount or number of shares to be redeemed or a statement that all shares held in the account are to be redeemed

                  * Payment instructions (we normally mail redemption proceeds to your address as registered with the Fund)

                  * Signature(s) of the registered shareholder(s) and

                  * Signature guarantee(s), if required, as indicated above after "certificate shares".

"When Will I Receive the Proceeds of My Redemption?"


         Redemption proceeds are normally sent, as shown below, to your address of record on the next business day following receipt of your redemption request in proper form. Except as described below, payments will normally be sent to your address of record within seven days.


Redemption                 Method of Payment                Charges

Under $1,000               Check                              None

$1,000 or more             Check or wired or                 None
                           transferred through
                           the Automated Clearing
                           House to your Financial
                           Institution Account if
                           you so requested on your
                           Application or Ready
                           Access Features Form.

Through a broker
/dealer                    Check or wire, to your            None.
                           broker/dealer.                    However,
                                                             your
                                                             broker/dealer
                                                             may charge a
                                                             fee.


         Redemption proceeds on shares issued under the second method will be wired in Federal funds on the date of redemption, if practicable, or as soon thereafter as practicable, irrespective of amount. Redemption requests as to such shares may be made by telephone.


         Although the Fund does not currently intend to, it can charge up to $5.00 per wire redemption, after written notice to shareholders who have elected this redemption procedure. Upon 28 days' written notice to shareholders the Fund may modify or terminate the use of the Automated Clearing House to make redemption payments at any time or charge a service fee, although no such fee is presently contemplated. If any such changes are made, the Prospectus will be supplemented to reflect them.


         The Fund may delay payment for redemption of shares recently purchased by check (including certified, cashier's or official bank check) or by Automatic Investment or Telephone Investment up to 15 days after purchase; however, payment for redemption will not be delayed after (i) the check or transfer of funds has been honored, or (ii) the Agent receives satisfactory assurance that your Financial Institution will honor the check or transfer of funds. You can eliminate possible delays by paying for purchased shares with wired funds or Federal Reserve drafts.

         The Fund has the right to postpone payment or suspend redemption rights during certain periods. These periods may occur (i) when the New York Stock Exchange is closed for other than weekends and holidays, (ii) when the Securities and Exchange Commission (the "SEC") restricts trading on the New York Stock Exchange, (iii) when the SEC determines that an emergency exists which causes disposal of, or determination of the value of, the portfolio securities to be unreasonable or impracticable, and (iv) during such other periods as the SEC may permit.

         The Fund can redeem your shares if their value totals less than $500 as a result of redemptions or failure to meet and maintain the minimum investment level under an Automatic Investment Program. Before such a redemption is made, we will send you a notice giving you 60 days to make additional investments to bring your account up to the minimum.

         Redemption proceeds may be paid in whole or in part (redemption in kind) by distribution of the Fund's portfolio securities in conformity with SEC rules. This method will only be used if the Board of Trustees determines that payments partially or wholly in cash would be detrimental to the best interests of the remaining shareholders.

"Is there an Automatic Withdrawal Plan?"

         An Automatic Withdrawal Plan allows you to arrange to receive a monthly or quarterly check in a stated amount, not less than $50.

                           Dividends and Distributions

         The Fund will declare all of its net income for dividend purposes daily as dividends. If you redeem all of your shares, you will be credited on the redemption payment date with the amount of all dividends declared for the month through the date of redemption, or through the day preceding the date of redemption in the case of shares issued under the "second" method.

         You will receive monthly a summary of your account, including information as to dividends paid during the month and the shares credited to your account through reinvestment of dividends.

         Dividends will be taxable to you as ordinary income, even though reinvested. Statements as to the tax status of your dividends will be mailed annually.

         It is possible but unlikely that the Fund may have realized long-term capital gains or losses in a year.

         Dividends will automatically be reinvested in full and fractional shares of the Fund at net asset value unless you elect otherwise.

         You may choose to have all or any part of the payments for dividends paid in cash. You can elect to have the cash portion of your dividends deposited, without charge, by electronic funds transfers into your account at a financial institution, if it is a member of the Automated Clearing House.

         You can make any of these elections on the Application, by a Ready Access Features Form or by a letter to the Agent. Your election to receive some or all of your dividends in cash will be effective as of the next payment of dividends after it has been received in proper form by the Agent. It will continue in effect until the Agent receives written notification of a change.

         All shareholders, whether their dividends are received in cash or reinvested, will receive a monthly statement indicating the current status of their account.


         If you do not comply with laws requiring you to furnish taxpayer identification numbers and report dividends, the Fund may be required to impose backup withholding at a rate of 28% upon payment of redemptions to shareholders and on capital gains distributions (if any).


Distribution Arrangements

         None.

Confirmations and Share Certificates

         A statement will be mailed to you confirming each purchase of shares in the Fund. Accounts are rounded to the nearest 1/1000th of a share. The Fund will not issue share certificates unless you so request from the Agent in writing and declare a need for such certificates, such as a pledge of shares or an estate situation. If you have certificates issued, Expedited Redemption Methods described above will not be available and delay and expense may be incurred if you lose the certificates. The Fund will not issue certificates for fractional shares or to shareholders who have elected the checking account or predesignated bank account methods of withdrawing cash from their accounts.

         The Fund and the Distributor may reject any order for the purchase of shares. In addition, the offering of shares may be suspended at any time and resumed at any time thereafter.

Distribution Plan

         None.

                                     Part B

                                 PRIME CASH FUND
                         380 Madison Avenue, Suite 2300
                            New York, New York 10017
                           800-437-1020* 212-697-6666


         This Part B is called the Statement of Additional Information (the "SAI"). It is not a Prospectus. Part B should be read in conjunction with Part A of Prime Cash Fund.

                              FINANCIAL STATEMENTS


         The financial statements for the Fund for the year ended December 31, 2004, which are contained in the Annual Report for that fiscal year, are hereby incorporated by reference into Part B. Those financial statements have been audited by KPMG LLP, independent registered public accounting firm, whose report thereon is incorporated herein by reference. The Annual Report of the Fund for the fiscal year ended December 31, 2004 can be obtained without charge by calling 800-437-1020 toll-free.


                                 PRIME CASH FUND

Fund History

         Prime Cash Fund is an open-end, diversified management investment company. It was organized in 1982 as a Massachusetts business trust. It operated as a money-market fund until January 1996 when it ceased operations. It has not offered its shares to the public since that date.


         The following represents the Fund's responses to the applicable items of form N-1A if it resumes operations as a money-market fund.





                         Investment Strategies and Risks


Additional Information About the Fund's Investments

         Under the current management policies, the Fund invests only in the following types of obligations:

          (1) U.S. Government Securities: Obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities.

          (2) Bank Obligations and Instruments Secured by Them: Bank obligations
     (i) of U.S. regulated banks having total assets of at least $1.5 billion, which may be domestic banks, foreign branches of such banks or U.S. subsidiaries of foreign banks; (ii) of any foreign bank having total assets equivalent to at least $1.5 billion; or (iii) that are fully insured as to principal by the Federal Deposit Insurance Corporation. ("Banks" include commercial banks, savings banks and savings and loan associations.)

         (3) Commercial Paper: Short-term corporate debt.

         (4) Corporate Debt Obligations: Corporate debt obligations (for example, bonds and debentures). Debentures are a form of unsecured corporate debt.

          (5) Variable Amount Master Demand Notes: Variable amount master demand notes repayable on not more than 30 days' notice. These notes permit the investment of fluctuating amounts by the Fund at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Fund has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount, and the borrower may prepay up to the full amount of the note without penalty. Variable amount master demand notes may or may not be backed by bank letters of credit.

          (6) Certain Other Obligations: Obligations other than those listed in 1 through 5 above only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Fund may invest (see 2 above) or a corporation in whose commercial paper the Fund may invest (see 3 above). If the Fund invests more than 5% of its net assets in such other obligations, the Prospectus will be supplemented to describe them.

          (7) Repurchase Agreements: The Fund may purchase securities subject to repurchase agreements with commercial banks and broker/dealers provided that such securities consist entirely of U.S. Government securities or securities that, at the time the repurchase agreement is entered into, are rated in the highest rating category by two or more nationally recognized statistical rating organizations ("NRSROs").

          (8) When-Issued or Delayed Delivery Securities: The Fund may buy securities on a when-issued or delayed delivery basis. The Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of the Fund's total assets, less liabilities other than the obligations created by when-issued commitments. When-issued securities are subject to market fluctuation and no interest accrues to the Fund until delivery and payment take place; their value at the delivery date may be less than the purchase price.


Further Information about Variable Amount Master Demand Notes



         Because variable amount master demand notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them. They are redeemable (and thus repayable by the borrower) at principal amount, plus accrued interest, at any time on not more than thirty days' notice. Except for those notes which are payable at principal amount plus accrued interest within seven days after demand, such notes fall within the SEC's overall 10% limitation on securities with possible limited liquidity. There is no limitation on the type of issuer from which these notes will be purchased; however, all such notes must be "First Tier Securities" (as defined in Rule 2a-7 under the Investment Company Act of 1940 (the "1940 Act")) and must present minimal credit risks.


Information On Insured Bank Obligations


         The Federal Deposit Insurance Corporation ("FDIC") insures the deposits of Federally insured banks and savings institutions (collectively, herein, "banks") up to $100,000. The Fund may purchase bank obligations which are fully insured as to principal by the FDIC. To remain fully insured as to principal, these investments must currently be limited to $100,000 per bank; if the principal amount and accrued interest together exceed $100,000 then the excess accrued interest will not be insured. Insured bank obligations may have limited marketability; unless such obligations are payable at principal amount plus accrued interest on demand or within seven days after demand or the Board of Trustees determines that a readily available market exists for such obligations, the Fund will invest in them only within a 10% limit.


Information about Certain Other Obligations

         The Fund may purchase obligations other than those listed in categories 1 through 5, but only if such other obligations are guaranteed as to principal and interest by either a bank in whose obligations the Fund may invest or a corporation in whose commercial paper the Fund may invest. If any such guarantee is unconditional and is itself an Eligible Security, the obligation may be purchased based on the guarantee; if any such guarantee is not unconditional, purchase of the obligation can only be made if the underlying obligation is an Eligible Security and meets all other applicable requirements of Rule 2a-7 (the "Rule") of the Securities and Exchange Commission. As of the date of this SAI, the Fund does not own any such obligations and has no present intention of purchasing any. Such obligations can be any obligation of any kind so guaranteed, including, for example, obligations created by "securitizing" various kinds of assets such as credit card receivables or mortgages. If the Fund invests in these assets, they will be identified in the Fund's Prospectus and described in the SAI.

U.S. Government Securities

         The Fund may invest in U.S Government Securities (i.e., obligations issued or guaranteed by the U.S. government or its agencies or instrumentalities), which include securities issued by the U.S. Government, such as Treasury Bills (which mature within one year of the date they are issued) and Treasury Notes and Bonds (which are issued with longer maturities). All Treasury securities are backed by the full faith and credit of the United States.

         The Fund may invest in securities of U.S. government agencies and instrumentalities that issue or guarantee securities. These include, but are not limited to, the Farmers Home Administration, Federal Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Federal Housing Administration, Federal National Mortgage Association, Financing Corporation, Government National Mortgage Association, Resolution Funding Corporation, Small Business Administration, Student Loan Marketing Association and the Tennessee Valley Authority.

         Securities issued or guaranteed by U.S. government agencies and instrumentalities are not always supported by the full faith and credit of the United States. Some, such as securities issued by the Federal Home Loan Banks, are backed by the right of the agency or instrumentality to borrow from the Treasury. Others, such as securities issued by the Federal National Mortgage Association, are supported only by the credit of the instrumentality and not by the Treasury. If the securities are not backed by the full faith and credit of the United States, the owner of the securities must look principally to the agency issuing the obligation for repayment and may not be able to assert a claim against the United States in the event that the agency or instrumentality does not meet its commitment. The Fund will invest in government securities, including securities of agencies and instrumentalities, only if the Administrator, acting under procedures approved by the Board of Trustees, is satisfied that these obligations present minimal credit risks.

Portfolio Turnover

         In general, the Fund will purchase securities with the expectation of holding them to maturity. However, the Fund may to some degree engage in short-term trading to attempt to take advantage of short-term market variations. The Fund may also sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer. The Fund will have a high portfolio turnover due to the short maturities of the securities held, but this should not affect net asset value or income, as brokerage commissions are not usually paid on the securities in which the Fund invests. (In the usual calculation of portfolio turnover, securities of the type in which the Fund invests are excluded; consequently, the high turnover which the Fund will have is not comparable to the turnover of non-money-market investment companies.)

When-Issued and Delayed Delivery Securities

         The Fund may purchase securities on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction and thereafter reflect the value of such securities each day in determining its net asset value. The Fund will make commitments for such when-issued transactions only when it has the intention of actually acquiring the securities. The Fund will maintain and mark to market every business day a separate account with portfolio securities in an amount at least equal to such commitments. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the securities held in the separate account and/or from cash flow. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. The Fund may not enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than the obligations created by when-issued commitments.

Diversification and Certain Industry Requirements

         The Fund has a rule, under which it cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers of that industry. In applying this rule to commercial paper issued by finance subsidiaries or affiliates of operating companies, if the business of the issuer consists primarily of financing the activities of the related operating company, the Fund considers the industry of the issuer to be that of the related operating company.

                                  Fund Policies


Investment Restrictions

     The Fund has a number of policies concerning what it can and cannot do. Those policies, which are called "fundamental policies", may not be changed unless the holders of a majority, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Fund's outstanding shares vote to change them. Under the 1940 Act, the vote of the holders of a majority of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of the Fund's shares present at a meeting or represented by proxy if the holders of more than 50% of its shares are so present or represented, or (b) more than 50% of its outstanding shares. These fundamental policies of the Fund are as follows.

1. The Fund invests only in certain limited securities.

     The Fund cannot buy any voting securities, any commodities or commodity contracts, any mineral related programs or leases, any shares of other investment companies or any warrants, puts, calls or combinations thereof.

     The Fund cannot purchase or hold the securities of any issuer if, to its knowledge, Trustees, Directors or officers of the Fund or its Adviser individually owning beneficially more than 0.5% of the securities of that issuer together own in the aggregate more than 5% of such securities.

     The Fund cannot buy real estate or any non-liquid interests in real estate investment trusts; however, it can buy any securities which it could otherwise buy even though the issuer invests in real estate or interests in real estate.

2. Almost all of the Fund's assets must be in established companies.

     Only 5% of the Fund's total assets may be in issuers less than three years old, that is, which have not been in continuous operation for at least three years. This includes the operations of predecessor companies.

3. The Fund does not buy for control.

     The Fund cannot invest for the purpose of exercising control or management of other companies.

4. The Fund does not sell securities it does not own or borrow from brokers to buy securities.

     Thus, it cannot sell short or buy on margin.

5. The Fund is not an underwriter.

     The Fund cannot engage in the underwriting of securities, that is, the selling of securities for others. Also, it cannot invest in restricted securities. Restricted securities are securities which cannot freely be sold for legal reasons.

6. The Fund has diversification and anti-concentration requirements.

     The Fund cannot buy the securities of any issuer if it would then own more than 10% of the total value of all of the issuer's outstanding securities.

     The Fund cannot buy the securities (not including U.S. Government Securities) of any issuer if more than 5% of its total assets (valued at market value) would then be invested in securities of that issuer, provided, however, that the Fund may invest not more than 25% of its total assets in the "First Tier Securities" (as defined in Rule 2a-7 under the 1940 Act) of a single issuer for a period of up to three business days after the purchase thereof, and provided further that the Fund may not make more than one investment in accordance with the foregoing proviso at any time.

     The Fund cannot buy the securities of issuers in any one industry if more than 25% of its total assets would then be invested in securities of issuers in that industry; U.S. Government Securities and those domestic bank obligations and instruments of domestic banks which the Fund may purchase are considered as not included in this limit; however, obligations of foreign banks and of foreign branches of domestic banks are considered as included in this limit.

     7. The Fund can make loans only by lending securities or entering into repurchase agreements.

     The Fund can buy those debt securities which it is permitted to buy; this is investing, not making a loan. The Fund can lend its portfolio securities on a collateralized basis up to 10% of the value of its total assets to specified borrowers (broker/dealers, banks and certain other financial institutions) to increase its income and enter into repurchase agreements. The Fund may be considered as the beneficial owner of the loaned securities in that any gain or loss in their market price during the loan inures to the Fund and its shareholders; thus, when the loan is terminated, the value of the securities may be more or less than their value at the beginning of the loan.

8. The Fund can borrow only in limited amounts for special purposes.

     The Fund can borrow from banks for temporary or emergency purposes but only up to 10% of its total assets. It can mortgage or pledge its assets only in connection with such borrowing and only up to the lesser of the amounts borrowed or 5% of the value of its total assets. The Fund will not borrow to purchase securities or to increase its income but only to meet redemptions so that it will not have to sell securities to pay for redemptions. Interest on borrowings would reduce the Fund's income. The Fund will not purchase any securities while it has any outstanding borrowings which exceed 5% of the value of its assets.

     Except in connection with borrowings, the Fund will not issue senior securities.


Loans of Portfolio Securities

     The Fund may, to increase its income, lend its securities on a short- or long-term basis to broker/dealers, banks or certain other financial institutions (see below) if (i) the loan is collateralized in accordance with applicable regulatory requirements (the "Guidelines") and if (ii) after any loan, the value of the securities loaned does not exceed 10% of the value of its total assets. As of the date of this SAI, the Fund does not foresee lending securities if after any loan the value of loaned securities exceeds 5% of the value of its total assets. The financial institutions other than broker/dealers or banks to which the Fund can lend its securities are limited to "accredited investors," as that term is defined in Section 2(15) of the Securities Act of 1933. (In general, such institutions are insurance companies, investment companies and certain employee benefit plans.) Under the present Guidelines (which are subject to change) the loan collateral must, on each business day, at least equal the value of the loaned securities and must consist of cash, bank letters of credit or U.S. Government securities. To be acceptable as collateral, a letter of credit must obligate a bank to pay amounts demanded by the Fund if the demand meets the terms of the letter. Such terms and the issuing banks would have to be satisfactory to the Fund. Any loan might be secured by any one or more of the three types of collateral. In addition, any such investment must meet the applicable requirements of Rule 2a-7 under the 1940 Act.

     The Fund receives amounts equal to the interest or other distributions on loaned securities and also receives one or more of the negotiated loan fees, interest on securities used as collateral or interest on the securities purchased with such collateral, either of which types of interest may be shared with the borrower. The Fund may also pay reasonable finder's, custodian and administrative fees but only to persons not affiliated with the Fund. The terms of the Fund's loans will meet certain tests under the Internal Revenue Code and permit the Fund to terminate the loan and thus reacquire loaned securities on five days' notice.

Management of the Fund

The Board of Trustees


         The business and affairs of the Fund are managed under the direction and control of its Board of Trustees. The Board of Trustees has authority over every aspect of the Fund's operations, including the contracts with all other service providers and payments under the Fund's Distribution Plan. The Fund's sole standing committee is the Audit Committee, consisting of all of the Trustees who are "independent" and are not "interested persons" of the Fund. The Committee, which met once during the last fiscal year, recommends to the Board of Trustees what independent registered public accounting firm will be selected by the Board of Trustees, reviews the methods, scope and result of audits and the fees charged, and reviews the adequacy of the Fund's internal accounting procedures and controls.


Trustees and Officers

         The following material includes information about each Trustee and Officer of the Fund.



                                                                       Number of
                         Positions Held                                Portfolios       Other Directorships
                         with                                          in Fund          Held by Trustee
                         Fund and                                      Complex(3)       (The position held is a
Name, Address(1)         Length of        Principal Occupation(s)      Overseen         directorship unless
and Date of Birth        Service(2)       During Past 5 Years          by Trustee       indicated otherwise.)
------------------       ----------       -------------------          ----------       ---------------------

Interested
Trustees(4)

Lacy B. Herrmann         Chairman of      Founder and Chairman of the           10      Director or trustee Pimco
New York, NY             the Board of     Board, Aquila Management                      Advisors VIT, Oppenheimer Quest
(05/12/29)               Trustees since   Corporation, the sponsoring                   Value Funds Group, Oppenheimer
                         1982             organization and parent of the                Small Cap Value Fund,
                                          Manager or Administrator and/or               Oppenheimer Midcap Fund, and
                                          Adviser or Sub-Adviser to each                Oppenheimer Rochester Group of
                                          fund of the Aquilasm Group of                 Funds.
                                          Funds,(5) Chairman of the
                                          Manager or Administrator and/or
                                          Adviser or Sub-Adviser to each
                                          since 2004, and Founder,
                                          Chairman of the Board of
                                          Trustees, Trustee and (currently
                                          or until 1998) President of each
                                          since its establishment,
                                          beginning in 1984, except
                                          Chairman of the Board of
                                          Trustees of Hawaiian Tax-Free
                                          Trust, Pacific Capital Cash
                                          Assets Trust, Pacific Capital
                                          Tax-Free Cash Assets Trust and
                                          Pacific Capital U.S. Government
                                          Securities Cash Assets Trust
                                          through 2003, Trustee until 2004
                                          and Chairman of the Board,
                                          Emeritus since 2004; Director of
                                          the Distributor since 1981 and
                                          formerly Vice President or
                                          Secretary, 1981-1998; Trustee
                                          Emeritus, Brown University and
                                          the Hopkins School; active in
                                          university, school and
                                          charitable organizations.


Non-interested
Trustees

Theodore T. Mason        Trustee since    Executive Director, East Wind         10      Trustee, Pimco Advisors VIT.
New York, NY             1982             Power Partners LTD since 1994
(11/24/35)                                and Louisiana Power Partners,
                                          1999-2003; Treasurer, Alumni
                                          Association of SUNY Maritime
                                          College since 2004 (President,
                                          2002-2003, First Vice President,
                                          2000-2001, Second Vice
                                          President, 1998-2000) and
                                          director of the same
                                          organization since 1997;
                                          Director, STCM Management
                                          Company, Inc., 1973-2004; twice
                                          national officer of Naval
                                          Reserve Association, commanding
                                          officer of four naval reserve
                                          units and Captain, USNR (Ret);
                                          director, The Navy League of the
                                          United States New York Council
                                          since 2002; trustee, The
                                          Maritime Industry Museum at Fort
                                          Schuyler, 2000-2004, and the
                                          Maritime College at Fort
                                          Schuyler Foundation, Inc. since
                                          2000.

John J. Partridge        Trustee since    Founding Partner, Partridge, Snow     6                   None
Providence, RI           2004             & Hahn, LLP, a law firm,
(05/05/40)                                Providence, Rhode Island, since
                                          1988; director of various
                                          educational, civic and charitable
                                          organizations, including Greater
                                          Providence Chamber of Commerce,
                                          Ocean State Charities Trust and
                                          Memorial Hospital of Rhode Island.


Officers
Diana P. Herrmann        President        Vice Chair and Chief Executive        N/A                   N/A
New York, NY             since 2004       Officer of Aquila Management
(02/25/58)                                Corporation, Founder of the
                                          Aquilasm Group of Funds and parent of
                                          Aquila Investment Management LLC,
                                          Manager since 2004, President and
                                          Chief Operating Officer since 1997, a
                                          Director since 1984, Secretary since
                                          1986 and previously its Executive Vice
                                          President, Senior Vice President or
                                          Vice President, 1986-1997; Chief
                                          Executive Officer and Vice Chair since
                                          2004 and President, Chief Operating
                                          Officer and Manager of the Manager
                                          since 2003; Vice Chair, President,
                                          Executive Vice President or Senior
                                          Vice President of funds in the
                                          Aquilasm Group of Funds since 1986;
                                          Director of the Distributor since
                                          1997; trustee, Reserve Money-Market
                                          Funds, 1999-2000 and Reserve Private
                                          Equity Series, 1998-2000; Governor,
                                          Investment Company Institute (2004)
                                          and head of its Small Funds Committee
                                          since 2004; active in charitable and
                                          volunteer organizations.

Robert W. Anderson       Chief            Chief Compliance Officer of the       N/A                  N/A
New York, NY (08/23/40)  Compliance       Fund, the Manager and the
                         Officer since    Distributor since 2004,
                         2004             Compliance Officer of the
                                          Manager or its predecessor and current
                                          parent since 1998 and Assistant
                                          Secretary of the Aquilasm Group of
                                          Funds since 2000; Consultant, The
                                          Wadsworth Group, 1995-1998.

Joseph P. DiMaggio       Chief            Chief Financial Officer of the        N/A                  N/A
New York, NY             Financial        Aquilasm Group of Funds since
(11/06/56)               Officer since    2003 and Treasurer since 2000;
                         2003 and         Controller, Van Eck Global
                         Treasurer        Funds, 1993-2000.
                         since 2000

Edward M. W. Hines       Secretary        Partner, Hollyer Brady Barrett &      N/A                   N/A
New York, NY             since 1982       Hines LLP, legal counsel to the
(12/16/39)                                Fund, since 1989; Secretary of the
                                          Aquilasm Group of Funds.

John M. Herndon          Assistant        Assistant Secretary of the            N/A                   N/A
New York, NY (12/17/39)  Secretary        Aquilasm Group of Funds since
                         since            1995 1995 and Vice President of the
                                          three Aquila Money-Market Funds since
                                          1990; Vice President of the Manager or
                                          its predecessor and current parent
                                          since 1990.



(1) The mailing address of each Trustee and officer is c/o o Prime Cash Fund, 380 Madison Avenue, New York, NY 10017.

(2) Because the Fund does not hold annual meetings, each Trustee holds office for an indeterminate term. The term of office of each officer is one year.

(3) Includes certain Aquila-sponsored funds that are dormant and have no public shareholders.

(4) Mr. Herrmann is an interested person of the Fund as an officer of the Fund, as a director, officer and shareholder of the Manager's corporate parent and through his affiliations with both the Manager and the Distributor.

(5) In this material Pacific Capital Cash Assets Trust, Pacific Capital U.S. Government Securities Cash Assets Trust and Pacific Capital Tax-Free Cash Assets Trust, each of which is a money-market fund, are called the "Aquila Money-Market Funds"; Hawaiian Tax-Free Trust, Tax-Free Trust of Arizona, Tax-Free Trust of Oregon, Tax-Free Fund of Colorado, Churchill Tax-Free Fund of Kentucky, Narragansett Insured Tax-Free Income Fund and Tax-Free Fund For Utah, each of which is a tax-free municipal bond fund, are called the "Aquila Bond Funds"; Aquila Rocky Mountain Equity Fund is an equity fund; considered together, these 11 funds, which do not include the dormant funds described in footnote 3, are called the "Aquilasm Group of Funds."



Compensation of Trustees


         The Fund does not pay fees to Trustees affiliated with the Administrator or to any of the Fund's officers. During the fiscal year ended December 31, 2004, the Fund paid $0 in fees and reimbursement of expenses to the Trustees. These fees were paid by the Administrator pursuant to an agreement with the Fund under which Trustee fees and other expenses of the Fund are paid by the Administrator. The following table lists the compensation of all Trustees who received compensation from the Fund and the compensation they received during the Fund's fiscal year from other funds in the Aquilasm Group of Funds. None of such Trustees has any pension or retirement benefits from the Fund or any of the other funds in the Aquila group.



                                                     Compensation      Number of
                                                     from all          boards on
                                    Compensation     funds             which the
                                    from the         in the            Trustee
                                    Cash Fund        Aquilasm          serves
                                                     Group of
Name                                                 Funds

Theodore T. Mason                   $0               $63,100           10

John J. Partridge                   $0               $ 7,600            6

                             Ownership of Securities

         On April 26, 2005, the Administrator held of record 1,001 of the Cash Fund's shares, all of them Original Shares and constituting all of the shares then outstanding.


                     Investment Advisory and Other Services


Additional Information as to the Administration Agreement

     The Administration Agreement between Aquila Management Corporation, as Administrator, and the Fund (the "Administration Agreement") contains the provisions described below.

     Subject to the control of the Fund's Board of Trustees, the Administrator provides all administrative services to the Fund other than those relating to its investment portfolio and the maintenance of its accounting books and records (see below for discussion); as part of such duties, the Administrator (i) provides office space, personnel, facilities and equipment for the performance of the following functions and for the maintenance of the Fund's headquarters;
(ii) oversees all relationships between the Fund and its transfer agent, custodian, legal counsel, auditors and principal underwriter, including the negotiation of agreements in relation thereto, the supervision and coordination of the performance of such agreements, and the overseeing of all administrative matters which are necessary or desirable for effective operation of the Fund and for the sale, servicing, or redemption of the Fund's shares; (iii) provides to the Adviser and to the Fund statistical and other factual information and advice regarding economic factors and trends, but does not generally furnish advice or make recommendations regarding the purchase or sale of securities; (iv) maintains the Fund's books and records (other than accounting books and records), and prepares (or assists counsel and auditors in the preparation of) all required proxy statements, reports to shareholders and Trustees, reports to and other filings with the Securities and Exchange Commission and any other governmental agencies, and tax returns, and oversees the Fund's insurance relationships; (v) prepares, on the Fund's behalf and at its expense, such applications and reports as may be necessary to register or maintain its registration or that of its shares under the securities or "Blue-Sky" laws of all such jurisdictions as may be required from time to time; and (vi) responds to any inquiries or other communications from shareholders and broker/dealers, or if any such inquiry or communication is more properly to be responded to by the Fund's shareholder servicing and transfer agent or distributor, oversees such shareholder servicing and transfer agent's or distributor's response thereto. Since the Fund pays its own legal and audit expenses, to the extent that the Fund's counsel and accountants prepare or assist in the preparation of prospectuses, proxy statements and reports to shareholders, the costs of such preparation or assistance are paid by the Fund.

     The Administration Agreement may be terminated at any time without penalty by the Administrator upon sixty days' written notice to the Fund and the Adviser; it may be terminated by the Fund at any time without penalty upon giving the Administrator sixty days' written notice, provided that such termination by the Fund shall be directed or approved by a vote of a majority of the Trustees in office at the time, including a majority of the Trustees who are not interested persons of the Fund. In either case the notice provision may be waived.

     The Administration Agreement provides that the Administrator shall not be liable for any error in judgment or for any loss suffered by the Fund in connection with the matters to which the Administration Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence of the Administrator in the performance of its duties, or from reckless disregard by it of its obligations and duties under the Administration Agreement. The Fund agrees to indemnify the Administrator to the full extent permitted by the Declaration of Trust.


     The Fund paid or accrued no fees to the Administrator for the years ended December 31, 2004, 2003 and 2002.


Transfer Agent, Custodian and Auditors

         The Fund does not offer shares and has no transfer agent.

         The Fund's Custodian is Bank One Trust Company N.A., 1111 Polaris Parkway, Columbus, OH 43240; it receives, holds and delivers the Fund's portfolio securities (including physical securities, book-entry securities, and securities in depositories) and money, performs related accounting functions and issues reports to the Fund. The Fund pays no fees to the Custodian at present.


         The Fund's independent registered public accounting firm, KPMG LLP, 757 Third Avenue, New York, New York 10017, performs an annual audit of the Fund's financial statements.


Brokerage Allocation and Other Practices


         During the fiscal years ended December 31, 2004, 2003 and 2002 the Fund had no portfolio transactions.


Limitation of Redemptions in Kind

         The Fund has elected to be governed by Rule 18f-1 under the 1940 Act, pursuant to which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1 percent of the net asset value of the Fund during any 90-day period for any one shareholder. Should redemptions by any shareholder exceed such limitation, the Fund will have the option of redeeming the excess in cash or in kind. If shares are redeemed in kind, the redeeming shareholder might incur brokerage costs in converting the assets into cash. The method of valuing securities used to make redemptions in kind will be the same as the method of valuing portfolio securities described under "Net Asset Value Per Share" in Part A, and such valuation will be made as of the same time the redemption price is determined.


                                  Capital Stock

         The Fund has one class of shares. Each share represents an equal proportionate interest in the Fund with each other share. Upon liquidation of the Fund, shareholders are entitled to share pro-rata in the net assets of the Fund available for distribution to shareholders. Shares are fully paid and nonassessable, except as set forth in the following paragraph; holders of shares have no pre-emptive or conversion rights. Voting rights of shareholders cannot be modified other than by shareholder vote.

         The Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders of a trust such as the Fund may, under certain circumstances, be held personally liable as partners for the obligations of the trust. For shareholder protection, however, an express disclaimer of shareholder liability for acts or obligations of the Fund is contained in the Declaration of Trust, which requires that notice of such disclaimer be given in each agreement, obligation, or instrument entered into or executed by the Fund or the Trustees. The Declaration of Trust does, however, contain an express disclaimer of shareholder liability for acts or obligations of the Fund. The Declaration of Trust provides for indemnification out of the Fund's property of any shareholder held personally liable for the obligations of the Fund. The Declaration of Trust also provides that the Fund shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of the Fund and satisfy any judgment thereon. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to the relatively remote circumstances in which the Fund itself would be unable to meet its obligations. In the event the Fund had two or more Series, and if any such Series were to be unable to meet the obligations attributable to it (which, as is the case with the Fund, is relatively remote), the other Series would be subject to such obligations, with a corresponding increase in the risk of the shareholder liability mentioned in the prior sentence.

         The Declaration of Trust further indemnifies the Trustees of the Fund and provides that they will not be liable for errors of judgment or mistakes of fact or law; but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                   Purchase, Redemption, and Pricing of Shares

Amortized Cost Valuation

         The Fund operates under Rule 2a-7 (the "Rule") of the Securities and Exchange Commission which permits it to value its portfolio on the basis of amortized cost. The amortized cost method of valuation is accomplished by valuing a security at its cost and thereafter assuming a constant amortization rate to maturity of any discount or premium, and does not reflect the impact of fluctuating interest rates on the market value of the security. This method does not take into account unrealized gains or losses.

         While the amortized cost method provides certainty in valuation, there may be periods during which value, as determined by amortized cost, is higher or lower than the price the Fund would receive if it sold the instrument. During periods of declining interest rates, the daily yield on the Fund's shares may tend to be higher than a like computation made by a fund with identical investments utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments and changing its dividends based on these changing prices. The converse would apply in a period of rising interest rates.

         Under the Rule, the Fund's Board of Trustees must establish, and has established, procedures (the "Procedures") designed to stabilize at $1.00, to the extent reasonably possible, the Fund's price per share as computed for the purpose of sales and redemptions. Such procedures must include review of the Fund's portfolio holdings by the Board of Trustees at such intervals as it may deem appropriate and at such intervals as are reasonable in light of current market conditions to determine whether the Fund's net asset value calculated by using available market quotations deviates from the per share value based on amortized cost. "Available market quotations" may include actual market quotations (valued at the mean between bid and asked prices), estimates of market value reflecting current market conditions based on quotations or estimates of market value for individual portfolio instruments or values obtained from yield data relating to a directly comparable class of securities published by reputable sources.

         Under the Rule, if the extent of any deviation between the net asset value per share based upon "available market quotations" (see above) and the net asset value per share based on amortized cost exceeds $0.005, the Board of Trustees must promptly consider what action, if any, will be initiated. When the Board of Trustees believes that the extent of any deviation may result in material dilution or other unfair results to investors or existing shareholders, it is required to take such action as it deems appropriate to eliminate or reduce to the extent reasonably practicable such dilution or unfair results. Such actions could include the sale of portfolio securities prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends or payment of distributions from capital or capital gains, redemptions of shares in kind, or establishing a net asset value per share using available market quotations. The Procedures contemplate changes in the dividends payable by the Fund under specified conditions, as described below under "Computation of Daily Dividends." This portion of the Procedures provides that actions that the Trustees would consider under certain circumstances can be taken automatically.

Computation of Daily Dividends

         Under the Procedures that the Fund's Board of Trustees have adopted relating to amortized cost valuation, the calculation of the Fund's daily dividends will change under certain circumstances from that indicated in the Prospectus. If on any day the deviation between net asset value determined on an amortized cost basis and that determined using market quotations is $0.003 or more, the amount of such deviation will be added to or subtracted from the daily dividend to the extent necessary to reduce such deviation to within $0.003.

         If on any day there is insufficient net income to absorb any such reduction, the Board of Trustees would be required under the Rule to consider taking other action if the deviation, after eliminating the dividend for that day, exceeds $0.005. One of the actions which the Board of Trustees might take could be the elimination or reduction of dividends for more than one day.

Automatic Withdrawal Plan

         If you own or purchase shares of the Fund having a net asset value of at least $5,000 you may establish an Automatic Withdrawal Plan under which you will receive a monthly or quarterly check in a stated amount, not less than $50. Stock certificates will not be issued for shares held under an Automatic Withdrawal Plan. All dividends must be reinvested.

         Shares will be redeemed on the last business day of the month as may be necessary to meet withdrawal payments. Shares acquired with reinvested dividends will be redeemed first to provide such withdrawal payments and thereafter other shares will be redeemed to the extent necessary, and, depending upon the amount withdrawn, your principal may be depleted.

         Redemption of shares for withdrawal purposes may reduce or even liquidate the account. Monthly or quarterly payments paid to shareholders may not be considered as a yield or income on investment.

Taxation of the Fund

         The Fund, during its last fiscal year, qualified and intends to continue to qualify under subchapter M of the Internal Revenue Code; if so qualified it will not be liable for Federal income taxes on amounts distributed by the Fund.


                                   Underwriter

         The Fund does not currently offer shares and has no underwriting agreement.

                          PRIME CASH FUND

PART C: OTHER INFORMATION

ITEM 23. Exhibits

         (a) Supplemental Declaration of Trust (i)

         (b) By-laws (i)

         (c) Instruments defining rights of shareholders

                  The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares and to divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate beneficial interests in the Fund. Each share represents an equal proportionate interest in the Fund with each other share of its class; shares of the respective classes represent proportionate interests in the Fund in accordance with their respective net asset values. Upon liquidation of the Fund, shareholders are entitled to share pro-rata in the net assets of the Fund available for distribution to shareholders, in accordance with the respective net asset values of the shares of each of the Fund's classes at that time. All shares are presently divided into four classes; however, if they deem it advisable and in the best interests of shareholders, the Board of Trustees of the Fund may create additional classes of shares, which may differ from each other as provided in rules and regulations of the Securities and Exchange Commission or by exemptive order. The Board of Trustees may, at its own discretion, create additional series of shares, each of which may have separate assets and liabilities (in which case any such series will have a designation including the word "Series"). Shares are fully paid and non-assessable, except as set forth under the caption "General Information" in the SAI; the holders of shares have no pre-emptive or conversion rights, except that Class C Shares automatically convert to Class A Shares after being held for six years.


                  At any meeting of shareholders, shareholders are entitled to one vote for each dollar of net asset value (determined as of the record date for the meeting) per share held (and proportionate fractional votes for fractional dollar amounts). Shareholders will vote on the election of Trustees and on other matters submitted to the vote of shareholders. Shares vote by classes on any matter specifically affecting one or more classes, such as an amendment of an applicable part of the Distribution Plan. No amendment may be made to the Declaration of Trust without the affirmative vote of the holders of a majority of the outstanding shares of the Fund, except that the Fund's Board of Trustees may change the name of the Fund. The Fund may be terminated (i) upon the sale of its assets to another issuer, or (ii) upon liquidation and distribution of the assets of the Fund, in either case if such action is approved by the vote of the holders of a majority of the outstanding shares of the Fund.

         (d) Not Applicable

         (e) Not applicable

         (f) Not applicable

         (g) Custody Agreement (i)

         (h) (i) Administration Agreement (i)

         (h) (ii) Assignment and Assumption of Administration Agreement (ii)

         (i) Not applicable

        (j) Not applicable

        (k) Not applicable

        (l) Not applicable

        (m) Not applicable

        (n) Not applicable

        (o) Reserved

        (p) Code of Ethics
                (i) The Fund (iii)


(i) Filed as an exhibit to Registrant's Amendment No. 18 dated April 17, 1997 to its Registration Statement under the Investment Company Act of 1940 and incorporated herein by reference.

(ii) Filed as an exhibit to Registrant's filing under the Investment Company Act of 1940 filed April 30, 2004.

(ii1)   Filed herewith.

ITEM 24. Persons Controlled By Or Under Common Control With Registrant

         None

ITEM 25. Indemnification

         Subdivision (c) of Section 12 of Article SEVENTH of Registrant's Supplemental Declaration of Trust Amending and Restating the Declaration of Trust, filed as Exhibit 1 to Registrant's Post-Effective Amendment No. 15 dated March 28, 1996, is incorporated herein by reference. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Trustees, officers, and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Trustee, officer, or controlling person of Registrant in the successful defense of any action, suit, or proceeding) is asserted by such Trustee, officer, or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26. Business and Other Connections of the Administrator

         The business and other connections of Aquila Investment Management LLC, the Fund's Administrator is set forth in the prospectus (Part A); the business and other connections of Mr. Lacy B. Herrmann, its controlling shareholder are set forth in the Statement of Additional Information (Part B). For information as to the business, profession, vocation, or employment of a substantial nature of its Directors and officers, reference is made to the Form ADV filed by it under the Investment Advisers Act of 1940.

ITEM 27. Principal Underwriters

         None, currently.

ITEM 28. Location of Accounts and Records

         All such accounts, books, and other documents are maintained by the administrator, Aquila Investment Management LLC, 380 Madison Avenue, Suite 2300, New York, NY 10017 and the custodian, Bank One Trust Company N.A., 1111 Polaris Parkway, Columbus, Ohio 43240.

ITEM 29. Management Services

         Not applicable.

ITEM 30. Undertakings

     (a) The Fund will not resume operations without first filing an appropriate amendment to its registration under the Securities Act of 1933 and the Investment Company Act of 1940, which amendment shall become effective under Rule 485(a).

                            SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 29th day of April, 2005.

                                    PRIME CASH FUND
(Registrant)

                                        /s/Lacy B. Herrmann
                                   By------------------------------
                                      Lacy B. Herrmann, President
                                       and Chairman of the Board

                                 PRIME CASH FUND

                                  Exhibit List



         (p)   Code of Ethics
                (i) The Fund